SEARCHLIGHT MINERALS CORP. PROVIDES UPDATE ON
CLARKDALE SLAG PROJECT

COMPANY REVIEWS RECENT ACHIEVEMENTS, UPCOMING MILESTONES AND
PLANS FOR 2,000 TON-PER DAY PRODUCTION FACILITY

HENDERSON, Nevada (June 18, 2008) -- Searchlight Minerals Corp. (OTC BB: SRCH) (the “Company”), is pleased to provide investors with the following update on the development and construction activities at its Clarkdale Slag Project in Clarkdale, Arizona.

RECENT ACHIEVEMENTS

Searchlight Minerals today announced that on June 17, 2008, the City of Clarkdale, Arizona issued a Certificate of Occupancy for the laboratory facilities located within the building that is anticipated to house the Company’s initial 100 to 250 ton-per-day (tpd) commercial production module for the extraction of precious and base metals from a 20 million-ton slag pile located in Clarkdale, Arizona. The slag pile is approximately six miles from the historic United Verde Copper Mine in Jerome, Arizona, which produced some of the richest copper ore ever mined in the U.S. Clarkdale housed a smelter operation for the United Verde Mine, and when smelting activities ceased in 1947, a metal-bearing slag was left at the Clarkdale site. Independent engineers, operating under chain-of-custody procedures, have estimated that the slag pile is comprised of approximately 20.2 million tons of material that contains approximately 0.50 ounces of gold per ton, along with silver, copper, zinc and a ferro silicate byproduct.

“We view receipt of the Certificate of Occupancy for the laboratory as the achievement of an important milestone in our journey to complete the construction, installation, testing and start-up of our initial production module in Clarkdale,” stated Ian McNeil, Chief Executive Officer of Searchlight Minerals Corp. “In coming weeks, we will install state-of-the-art analytical equipment in the laboratory that will allow our chemists to conduct immediate, on-site analyses of leaching results to further optimize the metals extraction process.”

During the first half of 2008, the Company has been involved primarily in the renovation of an existing 26,000 sq. ft. building at the Clarkdale site. The building will house most of the components of the initial full-scale production module, including crushing, grinding, leaching, filtering and Ion Exchange (IX) circuits. Concurrent with the building’s renovation, the Company has been taking delivery of major equipment items, such as impact mills, a vibratory mill, leaching tanks, filter presses, ion exchange systems and lab equipment. A majority of the critical equipment is on site and currently being installed in the building. Remaining items are slated for delivery within the next few weeks.

“The renovation process has been enormously complex,” observed McNeil. “We have overcome some very challenging engineering issues in order to integrate full-scale production equipment into the existing building. In the process, the Company has significantly upgraded service utilities and installed an operating well that will provide water service to the first module. A new electrical room and transformer were added, and underground power lines are now coupled to the transformer. The building should transition from temporary generators to the Arizona Public Service power grid later this week.”

FUTURE MILESTONES

The Certificate of Occupancy for the laboratory is one of three such occupancy certificates that the Company must obtain in order to operate at the Clarkdale site. Additional occupancy certificates will be required for the main processing building and a separate building for the electrowinning equipment.

Obtaining an occupancy certificate for the main processing building represents the most significant milestone the Company will need to achieve in the development program, and the issuance of such certificate is anticipated in the third quarter of 2008. At that point, the Company will be in a position to commence the equipment testing and start-up procedures for full-scale operation of the module. The vast majority of operations related to production are expected to occur within the main processing building. Several key structural and integrated components, including the hopper pit and superstructure for the hammer-impact mill/screens, are scheduled for delivery over the next few weeks. Following the installation of these items, the exterior of the building will be completed, and a Certificate of Occupancy for the entire building should be issued. Process engineers and metallurgical personnel can then begin operational testing of major equipment components, including the crushing, grinding, leaching and filtering circuits. The gold and silver extraction circuit will be tested and fine-tuned for optimum performance. Pre-operational systems integration and equipment de-bugging are a critical phase in the start-up process. During these procedures, the Company will attempt to ensure that the precursory steps to metals liberation are achieved with the full-scale equipment.

After extensive deliberations with one of the world’s leading manufacturers of electrowinning (“EW”) systems, the Company elected to significantly upgrade such systems, which will be responsible for the final extraction of copper and zinc, along with the recycling of chemicals used to remove the metals from the resins. The state-of-the-art EW components will be housed in a separate building, adjacent to the primary processing building. The copper EW equipment has already been delivered to the site, and the zinc EW equipment has been ordered. Completion of the newly designed EW building, and receipt of a Certificate of Occupancy, represent the final milestone that must be achieved in phase-one operations, and this is expected to occur in the fourth quarter of 2008.

“The complexity of designing the EW systems upgrade has caused an unanticipated time delay in completing the initial production module,” noted McNeil. “However, I am pleased to report that we broke ground on construction of the EW building earlier this week. Construction of this building, along with installation of the copper/zinc electrowinning equipment and the integration of that system, will represent the final milestone in the completion of a fully functioning production module that can run as a continuous circuit, from start to finish. The Company will use the time during which the EW building is under construction to fine tune the grinding, filtering and precious metal leaching and extraction circuits. Engineers anticipate that the integration of the EW circuit will be a fairly seamless operation.”

PREPARATION FOR 2,000 TON-PER-DAY PRODUCTION FACILITY UNDERWAY

While Searchlight Minerals’ primary focus is centered on completion of the initial production module, the Company has budgeted approximately one million dollars for fiscal year 2008 in order to complete key engineering, permitting and development prerequisites for construction of a 2,000 tpd production facility. The Company is currently completing a large-scale demolition and grading project that will clear approximately twelve acres of land immediately adjacent to the slag pile. This reclaimed parcel will serve as the central location for the improvements that will house the Company’s full-scale production modules.

CONCLUSION

“It is very difficult to simply outline the milestones associated with this project,” continued McNeil. “The engineering, design and operational complexities are enormous, and assembly of equipment modules within the confines of renovating a World War I era industrial building has been extremely challenging. We have engaged over fifty consultants and equipment suppliers from around the world to develop, design and construct the first Clarkdale production module, and bringing this facility into operational status is a complicated process of systems integration. While there are defined milestones along the way, the prediction of time-specific events is difficult, because each such event is inextricably tied to so many others. The objective of this update, and others that will follow more frequently, is to allow our investors to more fully appreciate the significant progress that has been made. Most importantly, we want to underscore our continued confidence regarding the transition from construction to production later this year.”

“We have encountered a number of unanticipated delays in recent months, ranging from equipment delivery schedules to our decision to upgrade the electrowinning systems, but we consider none of these delays outside the scope of acceptable complications for a project of this magnitude. Once the metals recovery module is fully tested and optimized, we will retain an independent engineering firm to conduct a formal, commercial feasibility certification. Completion of that certification will allow us to determine critical aspects of our development and expansion strategy.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a minerals exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Project, located in Clarkdale, Arizona, is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ores mined at the United Verde Copper Mine in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada. The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing. The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”. Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:
Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com